EXHIBIT 12.1

                    TRITON ENERGY LIMITED AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)





                                                             YEAR ENDED DECEMBER 31,
                                                         -------------------------------
                                                           1997       1996       1995
                                                         ---------  ---------  ---------

Fixed charges, as defined:
    Interest charges                                     $  50,625  $  43,884  $  41,305
    Preferred dividend requirements of
      subsidiaries adjusted to pre-tax basis                   ---        ---        ---
                                                         ---------  ---------  ---------
        Total fixed charges                              $  50,625  $  43,884  $  41,305
                                                         ---------  ---------  ---------

Earnings, as defined (2):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                                   $  16,896  $  20,945  $  16,600
  Fixed charges, above                                      50,625     43,884     41,305
  Less interest capitalized                                (25,818)   (27,102)   (16,211)
  Plus undistributed (earnings) loss of affiliates             ---       (118)     2,249
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis                     ---        ---        ---
                                                         ---------  ---------  ---------
                                                         $  41,703  $  37,609  $  43,943
                                                         ---------  ---------  ---------

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                    0.8         0.9        1.1
                                                         ---------  ---------  ---------



                                                     SEVEN MONTHS
                                                        ENDED             YEAR ENDED MAY 31,
                                                       DEC. 31,         ---------------------
                                                       1994               1994        1993
                                                     ---------          ---------  ----------

Fixed charges, as defined:
    Interest charges                                 $  20,285         $  26,951  $   16,336
    Preferred dividend requirements of
      subsidiaries adjusted to pre-tax basis               ---               364       1,551
                                                     ---------         ---------  ----------
        Total fixed charges                          $  20,285         $  27,315  $   17,887
                                                     ---------         ---------  ----------

Earnings, as defined (2):
  Earnings (loss) from continuing operations
     before income taxes, minority interest,
     extraordinary item and cumulative effect of
     accounting change                               $ (22,834)        $ (23,104) $ (147,445)
  Fixed charges, above                                  20,285            27,315      17,887
  Less interest capitalized                            (11,833)          (16,863)     (6,407)
  Plus undistributed (earnings) loss of affiliates       4,102              (645)      3,012
  Less preferred dividend requirements of
    subsidiaries adjusted to pre-tax basis                 ---              (364)     (1,551)
                                                     ---------         ---------  ----------
                                                     $ (10,280)        $ (13,661) $ (134,504)
                                                     ---------         ---------  ----------

RATIO OF EARNINGS TO FIXED CHARGES (1) (2)                 ---               ---         ---
                                                     ---------         ---------  ----------


(1) Earnings were inadequate to cover fixed charges for the years ended December 31, 1997 and 1996 by $8,922,000 and $6,275,000, for the seven months ended December 31, 1994 by $30,565,000, and for the years ended May 31, 1994 and 1993 by $40,976,000 and $152,391,000, respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995,
$984,000 for the seven months ended December 31, 1994, and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the years ended
December 31, 1997, 1996 and 1995, and May 31, 1994, respectively. The ratio of earnings to fixed charges if adjusted to remove nonrecurring items, would have been 0.7, 1.4 and 0.8 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover fixed charges for the years ended December 31, 1997 and 1995 by $15,175,000 and $9,921,000, for the seven months ended December 31, 1994 by $29,581,000, and for the years ended May 31, 1994 and 1993 by $51,415,000 and
$45,183,000,  respectively.